Exhibit 99.1

TPG RE Finance Trust, Inc. Reports Operating Results for the Quarter Ended March 31, 2022

May 3, 2022

NEW YORK--(BUSINESS WIRE)--TPG RE Finance Trust, Inc. (NYSE: TRTX) (“TRTX” or the “Company”) reported its operating results for the quarter ended March 31, 2022.

FIRST QUARTER 2022 ACTIVITY

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Generated GAAP net income attributable to common stockholders of $20.4 million, or $0.25 per diluted common share based on a diluted weighted average share count of 81.8 million common shares, and book value per common share on March 31, 2022 of $16.41.
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Declared on March 14, 2022, a cash dividend of $0.24 per share of common stock which was paid on April 25, 2022 to common stockholders of record as of March 29, 2022. The Company paid on March 30, 2022, to stockholders of record as of March 18, 2022, a quarterly dividend on its 6.25% Series C Cumulative Redeemable Preferred Stock of $0.3906 per share.
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Originated five first mortgage loans with total loan commitments of $233.0 million, an aggregate initial unpaid principal balance of $224.6 million, a weighted average interest rate of Term SOFR plus 3.56%, a weighted average interest rate floor of 0.05% and a weighted average loan-to-value ratio of 69.4%. Additionally, funded $29.2 million of future funding obligations associated with existing loans.
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Received loan repayments of $48.0 million, including one full loan repayment of a $40.3 million office loan.
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Weighted average risk rating of the Company’s loan portfolio was 3.1 as of March 31, 2022.
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Carried at quarter-end an allowance for credit losses of $51.1 million, or 91 basis points of total loan commitments, an increase of $4.9 million from $46.2 million, or 85 basis points of total loan commitments, as of December 31, 2021.
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Issued TRTX 2022-FL5, a $1.075 billion managed CRE CLO with $907.0 million of investment-grade bonds outstanding, a two-year reinvestment period, an advance rate of 84.4%, and a weighted average interest rate at issuance of Compounded SOFR plus 2.02%, before transaction costs.
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Redeemed $600.0 million of outstanding investment-grade bonds associated with TRTX 2018-FL2. The 17 collateral interests with an aggregate unpaid principal balance of $805.7 million were refinanced by the issuance of TRTX 2022- FL5 and the expansion of an existing secured credit agreement.
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Closed a $250.0 million secured revolving credit facility with a syndicate of 5 banks to fund newly-originated and existing loans for up to 180 days. The credit facility has a 3-year term and an interest rate of Term SOFR plus 2.00%.
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Ended the quarter with $384.2 million of total liquidity, comprised: of $335.4 million of cash-on-hand available for investment, net of $16.2 million held to satisfy liquidity covenants under the Company’s secured financing agreements; undrawn capacity under secured financing arrangements of $32.3 million; and $0.3 million of reinvestment capacity in the Company’s CRE CLOs. Additionally, the Company held unencumbered loan investments with an aggregate unpaid principal balance of $74.3 million as of March 31, 2022.
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Non-mark-to-market debt represented 72.5% of total borrowings at March 31, 2022.

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Weighted average interest rate floor for loan investments declined to 105 basis points as of March 31, 2022 from 110 basis points as of December 31, 2021.

SUBSEQUENT EVENTS

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Closed, or are in the process of closing, five first mortgage loans with a total loan commitment amount of $304.2 million and initial fundings of $243.3 million.
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Received full loan repayments related to three first mortgage loans with an aggregate loan commitment and unpaid principal balance of $215.4 million and $210.8 million, respectively. The first mortgage loans were secured by the following property types (as a percentage of total loan commitments retired): 71.2% multifamily and 28.8% mixed-use.
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Sold on April 4, 2022 the remaining 10 acre parcel of REO Property for total proceeds of $75.0 million. After giving effect to transaction costs, the Company will recognize a gain on sale of real estate owned for GAAP and income tax purposes of $13.3 million during the three months ended June 30, 2022. The Company intends to utilize a portion of its capital loss carryforwards to fully offset the taxable gain realized from this sale. The Company no longer owns any REO Property.

Matt Coleman, President of TRTX, said: “Given geopolitical and market uncertainties during the first quarter, we remained focused on being good stewards of capital for our shareholders, closing a select number of loans in strong asset classes and geographies, which drove a modest amount of net asset growth. Additionally, we were pleased with the performance of our portfolio during the quarter, including the profitable resolution of our land position in Las Vegas. As we move into the second quarter and beyond, I am pleased to welcome Doug Bouquard to TRTX and TPG. With substantial liquidity and under Doug’s leadership, we believe that TRTX is well positioned to drive growth and strong shareholder returns.”

Doug Bouquard, who became chief executive officer of TRTX on April 25, 2022, added: “I’m thrilled to join the leadership of TRTX, which I believe has a strong team, an attractive loan portfolio, and a solid balance sheet poised for growth. With the intellectual firepower of TPG, and the strategic benefits of TRTX’s role as an integral part of the TPG Real Estate platform and TPG more broadly, we intend to continue to provide effective financing solutions for our borrowers in vibrant, growing commercial real estate markets throughout the United States while delivering value for our investors.”

The Company issued a supplemental presentation detailing its first quarter 2022 operating results, which can be viewed at http://investors.tpgrefinance.com/.

CONFERENCE CALL AND WEBCAST INFORMATION

The Company will host a conference call and webcast to review its financial results with investors and other interested parties at 10:00 a.m. ET on Wednesday, May 4, 2022. To participate in the conference call, callers from the United States and Canada should dial +1 (877) 407-9716, and international callers should dial +1 (201) 493-6779, ten minutes prior to the scheduled call time. The webcast may also be accessed live by visiting the Company’s investor relations website at http://investors.tpgrefinance.com/event.

REPLAY INFORMATION

A replay of the conference call will be available after 1:00 p.m. ET on Wednesday, May 4, 2022 through 11:59 p.m. ET on Wednesday, May 18, 2022. To access the replay, listeners may use +1 (844) 512-2921 (domestic) or +1 (412) 317-6671 (international). The passcode for the replay is 13728588. The replay will be available on the Company’s website for one year after the call date.

ABOUT TRTX

TPG RE Finance Trust, Inc. is a commercial real estate finance company that originates, acquires, and manages primarily first mortgage loans secured by institutional properties located in primary and select secondary markets in the United States. The Company is externally managed by TPG RE Finance Trust Management, L.P., a part of TPG Real Estate, which is the real estate investment platform of global alternative asset management firm TPG, Inc. (NASDAQ: TPG). For more information regarding TRTX, visit https://www.tpgrefinance.com/.

FORWARD-LOOKING STATEMENTS

This earnings release contains “forward‐looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward‐looking statements are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the investments of TPG RE Finance Trust, Inc. (the “Company” or “TRTX”); the ultimate geographic spread, severity and duration of pandemics such as coronavirus (“COVID-19”) and its variants, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company's financial condition and results of operations; the Company's ability to originate loans that are in the pipeline and under evaluation by the Company; financing needs and arrangements; and the risks, uncertainties and factors set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as such risk factors may be updated from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. Forward‐looking statements are generally identifiable by use of forward‐looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward‐looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition or state other forward‐looking information. Statements, among others, relating to the gain on sale of real estate owned that the Company anticipates it will recognize in connection with the sale of the remaining 10 acres of the Company’s Las Vegas real estate owned (the “Las Vegas Land Sale”), the Company’s intention to utilize its capital loss carryforwards to fully offset the taxable gain from the Las Vegas Land Sale, the Company’s ability to generate future growth and deliver value and returns, and the Company’s ability to provide effective financing solutions for borrowers are forward-looking statements, and the Company cannot assure you that TRTX will achieve such results. The ability of TRTX to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although the Company believes that such forward‐looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward‐looking statements. You are cautioned not to place undue reliance on these forward‐looking statements, which reflect the Company’s views only as of the date of this earnings release. Except as required by law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward‐looking statements appearing in this earnings release. The Company does not undertake any obligation to update any forward-looking statements contained in this earnings release as a result of new information, future events or otherwise. Past performance is not indicative nor a guarantee of future returns. Yield data are shown for illustrative purposes only and have limitations when used for comparison or for other purposes due to, among other matters, volatility, credit or other factors.

INVESTOR RELATIONS CONTACT

+1 (212) 405-8500

IR@tpgrefinance.com

MEDIA CONTACT

TPG RE Finance Trust, Inc.

Courtney Power

+1 (415) 743-1550

media@tpg.com